UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 27, 2019

AVX Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	AVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On November 27, 2019, Kyocera Corporation (“Kyocera”), which owns approximately 72% of the outstanding shares of AVX Corporation (“AVX”), issued a press release announcing that it had submitted a non-binding proposal to acquire all of the outstanding shares of AVX not already owned by Kyocera to a special committee of independent directors of AVX. If a transaction of the type contemplated by the Kyocera proposal is completed, AVX would become a wholly owned subsidiary of Kyocera. A copy of the Kyocera press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference. AVX confirms that it has received the Kyocera proposal.

The AVX board of directors has formed a special committee comprised of three independent directors of AVX to review the non-binding proposal received from Kyocera. The special committee will review the Kyocera non-binding proposal in due course with the assistance of its independent financial and legal advisors. Accordingly, the special committee cautions AVX’s shareholders and others considering trading in AVX securities that no decision has been made by the special committee with respect to AVX’s response to the Kyocera proposal. No assurance can be given whether the proposal will lead to a transaction or as to any of the terms or conditions of such transaction. Moreover, there can be no assurance that AVX will enter into any agreement with Kyocera or, if any agreement is entered into, that any transaction will be completed.

Forward-Looking Statements

This Form 8-K contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this Form 8-K are forward-looking statements. The forward-looking statements in this Form 8-K include statements regarding a potential acquisition of the publicly traded equity securities of AVX, which involve a number of risks and uncertainties, including, among others, the entry into or approval of a definitive agreement; satisfaction of closing conditions for a potential acquisition; the possibility that an acquisition will not be completed; the impact of general, economic, industry, market or political conditions, and other risks and uncertainties identified in AVX’s periodic filings, including AVX’s Annual Report on Form 10-K for the year ended March 31, 2019 filed with the U.S. Securities and Exchange Commission (“SEC”) on May 17, 2019 and any subsequent reports on Form 10-Q that could impact a potential acquisition by Kyocera. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. The words “may”, “might”, “will”, “should”, “estimate”, “project”, “plan”, “propose,” “anticipate”, “expect”, “intend”, “outlook”, “believe” and other similar expressions (or the negative of such terms) are intended to identify forward-looking statements, although not all forward-looking statements contain such language. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements. Forward-looking statements speak only as of the date of this Form 8-K, and AVX does not undertake any obligation to update any forward-looking statements except as required by law.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibits are included with this Report:

Exhibit Number	Description
99.1	Kyocera Corporation Press Release, dated November 27, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2019

AVX CORPORATION

By:	/s/ Michael Hufnagel

Name:	Michael Hufnagel
Title:	Senior Vice President,
Chief Financial Officer
and Treasurer